Exhibit 99.1
IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA

DONEL DAVIDSON and KEITH CHIN, Derivatively on Behalf of NEXTERA ENERGY, INC.,

Plaintiffs,
v.

ERIC E. SILAGY, JAMES L. ROBO, SHERRY S. BARAT, JAMES L. CAMAREN, KENNETH B. DUNN, KIRK S. HACHIGIAN, NAREN K. GURSAHANEY, AMY B. LANE, DARRYL L. WILSON, DAVID L. PORGES, RUDY E. SCHUPP, JOHN L. SKOLDS, and LYNN M. UTTER,

Defendants,
-and-

NEXTERA ENERGY, INC., a Florida corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 50-2023-CA-012434-XXXX-MB

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NEXTERA ENERGY, INC. (“NEE” OR THE “COMPANY”) AS OF JUNE 11, 2026 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND RELATED DERIVATIVE MATTERS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD NEE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation.1 This Notice is provided by Order of the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation and Agreement of Settlement dated June 11, 2026, as further revised on July 29, 2026 (the “Stipulation”).2
I.    WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the settlement, which resolves several Derivative Matters brought on behalf of NEE. The Settling Parties, including (i) the Settling Shareholders, Donel Davidson, Keith Chin, Judith Davis, Mark Worrell, Jeff Kusmierski, Sara Lewis, James Lewis, Jennifer Yates, Alberto Fumi, John Rosendahl, Albert Deckter, and David Hamilton; (ii) individual defendants Eric Silagy, James Robo, David P. Reuter, John W. Ketchum, Nicole S. Arnaboldi, Sherry S. Barrat, James L. Camaren, Kenneth B. Dunn, Naren Gursahaney, Kirk S. Hachigian, Amy B. Lane, David Porges, John A. Stall, Darryl L. Wilson, Rudy E. Schupp, John L. Skolds, Lynn M. Utter, Charles E. Sieving, Mano Nazar, Dev Stahlkopf, Rebecca Kujawa, Armando Pimentel Jr., Toni Jennings, William H. Swanson, Hansel E. Tookes II, Daniel Martell, Pam Rauch, and Julie Holmes (collectively, the “Individual Defendants”); and (iii) nominal defendant NEE (together with the Individual Defendants, the “Defendants”) have agreed upon terms to settle the Derivative Matters and have signed the Stipulation setting forth those settlement terms.
1 The Settlement also resolves factually related Derivative Matters, defined and discussed in Section II.B. below.
2 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

On December 14, 2026, at 3:00 p.m., the Court will hold a hearing (the “Settlement Hearing”) in the above-captioned Davidson Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable, and adequate, including the separately negotiated amount of attorneys’ fees and expenses for Settling Shareholders’ Counsel and service awards for the Settling Shareholders, and should be approved; (ii) whether a final judgment should be entered dismissing the Davidson Action with prejudice and releasing the Released Claims; and (iii) such other matters as may be necessary and proper under the circumstances. The Settlement Hearing will be in person only, and no remote appearances will be permitted.
II.    FACTUAL AND PROCEDURAL BACKGROUND
A.    Summary of Allegations
The Derivative Matters brought on behalf of NEE allege that certain of the Company’s directors and officers breached their fiduciary duties in connection with an alleged political influence scheme tied to improper use of “dark money” funding, among other related misconduct, to manipulate public policy favorable to the Company.
B.    The Derivative Matters
The Derivative Matters collectively refers to the following shareholder derivative actions, books-and-records demands, and litigation demands brought on behalf of NEE: (i) Davidson, et al., v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB (Fla. 15th Cir. Ct.) (“Davidson Action”); (ii) Davis v. Ketchum, et al., Case No. 50-2024-CA-002863-XXX-AMB (Fla. 15th Cir. Ct.) and inspection demand on the Company pursuant to Fla. Stat. § 607.1602, dated October 23, 2023 (“Davis Action”); and (iii) Worrell v. Ketchum, Case No. 50-2025-CA-004364-XXX-AMB (“Worrell Action”) and litigation demand dated October 26, 2023; (iv) Lewis, et al. v. Ketchum, et al., Case No. 23-61974 (S.D. Fla.) and the consolidated action, Lamborn v. Ketchum, et al., Lead Case No. 23-8147 (S.D. Fla.) (the “Consolidated Federal

Derivative Action”); (v) Kusmierski v. Ketchum, et al., Case No. 24-cv-22533-JB (S.D. Fla.) and inspection demand on the Company pursuant to Fla. Stat. §607.1602, dated December 19, 2022 (“Kusmierski Action”); and (vi) Yates v. Ketchum, et al., Case No. 9:26-cv-80378-AMC (S.D. Fla.); (vii) shareholder Alberto Fumi’s inspection demands on the Company pursuant to Fla. Stat. § 607.1602 and § 607.1603, dated August 1, 2023 and December 20, 2023, and litigation demand on the Company dated March 14, 2024; (viii) shareholder Ross Weintraub’s litigation demand dated November 8, 2023, which shareholder Albert Deckter adopted on April 24, 2026; (ix) shareholder John Rosendahl’s litigation demands dated June 20, 2023 and October 2, 2025, and demand for corporate books and records pursuant to Fla. Stat § 607.1602 and 607.1603 dated October 8, 2025 and Rosendahl v. Ketchum et al. Case No. 9:25-cv-80555-EA (S.D. Fla.); (x) plaintiff Davis’s inspection demand on the Company pursuant to Fla. State. §607.1602, dated October 23, 2023; (xi) plaintiff Kusmierski’s inspection demand on the Company pursuant to Fla. State. §607.1602, dated December 19, 2022; (xii) shareholder David Hamilton’s litigation demand on the Company dated April 15, 2026; and (xiii) plaintiff Worrell’s litigation demand dated October 26, 2023.
For a detailed description of the procedural history of each of the Derivative Matters, please see the Stipulation of Settlement, which has been filed with the Court.
C.    Settlement Negotiations and Mediations
On May 7, 2025, the Settling Parties attended a full-day, in-person mediation overseen by mediator Jed D. Melnick, Esq. of JAMS, a nationally reputed mediator. Despite good-faith efforts, the Settling Parties did not reach a settlement at this time.
On April  13, 2026, the Settling Parties participated in a second mediation overseen by the Honorable Layn R. Phillips (Fmr.) of Phillips ADR Enterprises and his team, including Ms. Niki Mendoza, Esq. (“Mediators”), each of whom are nationally recognized neutrals with extensive experience mediating complex derivative actions. Progress was made during the mediation, although it did not culminate in a settlement at that time. Following the mediation, the Settling Parties continued their settlement negotiations with the oversight and assistance of the Mediators. Ultimately, the Settling Parties accepted a double-blind Mediators’ proposal dated May 1, 2026, and reached an agreement in principle on the material terms of the Settlement, including the Cash Payment and the Governance Reforms that NEE would adopt as consideration for the Settlement.
Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated an appropriate amount of attorneys’ fees and expenses to be paid to Settling Shareholder’ Counsel, commensurate with the value of the Settlement benefits to be conferred on NEE and its shareholders by the Cash Payment and Governance Reforms, respectively. The negotiations concerning attorneys’ fees were also facilitated and supervised by the Mediators. Following several exchanges through the Mediators, on May 8, 2026, the Settling Parties accepted a double-blind Mediators’ proposal, agreeing on the Fee and Expense Amount in the amount of $5.75 million, subject to Court approval.
On May 8, 2026, the Settling Parties executed a formal Term Sheet documenting the material terms of the Settlement. Thereafter, the Settling Parties finalized the formal operative terms of the Settlement as set forth in the Stipulation.
III.    TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court

A.    Cash Payment
In consideration of the Settlement and the releases provided under the Settlement, the Individual Defendants shall have their D&O insurance carriers pay the amount of $15.5 million to NEE.
B.    Corporate Governance Reforms
In consideration of the Settlement and the releases provided under the Settlement, within forty-five (45) calendar days of the Effective Date, NEE shall adopt, implement, or maintain the Governance Reforms set forth in Exhibit A to the Stipulation for a period of no less than four (4) years. The Governance Reforms include, among other things: (i) the appointment of one new independent director with political and/or legislative experience; (ii) enhanced Board obligations related to oversight of political contributions; (iii) enhanced oversight and communication between management and the Board relating to the Company’s political activities, and related policies and practices; (iv) formalizing the existence and duties of the Company’s Political Expenditure Committee, which shall assist the Board in overseeing the Company’s political contributions; (v) enhancements to the Company’s Political Engagement Policy, which shall require enhanced reporting to the Board regarding the Company’s political contributions activities and any related material compliance issues or risks; (vi) enhanced duties of the Chief Compliance Officer with respect to overseeing the Company’s compliance with campaign finance laws, reporting to the Board, and ensuring appropriate employees receive training with respect to campaign finance and securities law disclosure compliance requirements; (vii) formalizing the existence and duties of the Management-Level Disclosure Committee; (viii) enhanced requirements relating to its confidential Activity Reporting Hotline and internal reporting relating thereto; and (ix) enhanced employee training with respect to political contributions activities. This is just a summary of the Governance Reforms, which are detailed in Exhibit A of the Stipulation.

The Company acknowledges and agrees that Settling Shareholders’ respective demands, litigation, and settlement efforts in the Derivative Matters are the cause of the Settlement, and that the Settlement is fair, reasonable, and in the best interests of the Company and its shareholders.
IV.    DISMISSALS AND RELEASES
If the Settlement is approved, the Derivative Actions will be dismissed with prejudice, the Demands withdrawn with prejudice, and the following releases will occur:
Upon the Effective Date, NEE acting directly, Settling Shareholders acting derivatively on behalf of NEE, and any other NEE Shareholder acting derivatively on behalf of NEE, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Shareholder Claims (including Unknown Claims) against the Released Defendant Persons and shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting or continuing to prosecute any of the Released Shareholder Claims against any Released Defendant Person.
Upon the Effective Date, each of the Individual Defendants and NEE shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Defendant Claims (including Unknown Claims) against the Released Shareholder Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Shareholder Person.
These releases shall not impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

V.    SETTLING SHAREHOLDERS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES AND SERVICE AWARDS
After the Parties had agreed on all other material terms of the Settlement, the Settling Parties, with the assistance of the Mediators, separately negotiated in good faith to attempt to reach an agreement concerning the amount of attorneys’ fees and expenses to Settling Shareholders’ Counsel. In consideration of the substantial benefits conferred upon NEE as a direct result of the Settlement and the efforts of Settling Shareholders and their counsel, and subject to Court approval, the Settling Parties agree Settling Shareholders’ Counsel shall receive an all-in fee and expense award in the total amount of $5.75 million (the “Fee and Expense Amount”).
To date, Settling Shareholders’ Counsel have not received any payments for their efforts on behalf of NEE shareholders. The Fee and Expense Amount will compensate Settling Shareholders’ Counsel for the results achieved through the Settlement.
Settling Shareholders may also seek a service award of $5,000 for each Settling Shareholder. If approved by the Court, each such service award shall be paid solely out of the Fee and Expense Amount.
VI.    REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Derivative Matters, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Settling Shareholders’ Counsel believe that the Settlement is in the best interests of the NEE and its shareholders.
A.    Why Did the Defendants Agree to Settle?
Each of the Individual Defendants denied and continues to deny that he or she has committed or attempted to commit any violations of law, any breaches of fiduciary duty owed to NEE, or any wrongdoing whatsoever, and expressly maintains that, at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of NEE and its shareholders. Each of the Individual Defendants likewise deny all of the allegations made by the Settling Shareholders in the Derivative Matters, including those related to any alleged damages or harm to the Company and/or shareholders as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Derivative Matters or otherwise. In addition, the Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Matters, including allegations related to standing, demand futility, demand refusal or otherwise. Defendants are entering into the Settlement for the benefit of NEE and to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.
B.    Why Did the Settling Shareholders Agree to Settle?
Settling Shareholders’ Counsel believe the claims raised in the Derivative Matters have merit and that their investigations support the claims asserted. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Settling Shareholders and Settling Shareholders’ Counsel have concluded that it is desirable that the Derivative Matters be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Settling Shareholders and Settling Shareholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against Defendants through trial(s) and through possible appeal(s). Settling Shareholders’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Derivative Matters, the difficulties and delays inherent in such litigation, the cost to NEE—on behalf of which Settling Shareholders filed the Derivative Actions and/or served the Demands—and distraction to management of NEE that would result from extended litigation. Based on Settling Shareholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Settling Shareholders’ Counsel believe that the Settlement is fair, reasonable, and adequate, and is in the best interests of and confers substantial benefits upon NEE and its shareholders.
VII.    SETTLEMENT HEARING
On December 14, 2026, at 3:00 p.m., the Court will hold the Settlement Hearing at the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate, and thus should be approved, whether the separately negotiated Fee and Expense Amount should be approved, whether the service awards for the Settling Shareholders, which shall be paid solely from the Fee and Expense Amount, should be approved, and whether the Davidson Action and the Released Claims should be dismissed with prejudice pursuant to the Stipulation.
Pending the Effective Date, none of the Settling Shareholders shall: (i) prosecute or pursue the Derivative Matters, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Derivative Matters or the Settlement.
VIII.    RIGHT TO ATTEND SETTLEMENT HEARING
Any Current NEE Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current NEE Shareholders who have no objection to the Settlement do not need to appear at the

Settlement Hearing or take any other action. The Settlement Hearing will be in person only, and no remote appearances will be permitted.
IX.    RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO
Any Current NEE Shareholder may appear and show cause, if he, she, or it has any reason why the Settlement should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
A.    You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.    Your name, legal address, and telephone number;
2.    The case name and number (Davidson, et al. v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB);
3.    Proof of being a NEE shareholder as of the Record Date, June 11, 2026;
4.    The date(s) you acquired your NEE shares;
5.    A statement of each objection being made;
6.    Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and
7.    Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
The Court may not consider any objection that does not substantially comply with these requirements.

B.    You Must Timely Deliver Written Objections to the Court
All written objections and supporting papers must be submitted to the Court either by mailing them to:
Clerk of the Court
CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY
Judge Daniel T. K. Hurley Courthouse
205 N. Dixie Hwy.
West Palm Beach, Florida 33401

OR by filing them in person at any location of the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County.
YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN NOVEMBER 30, 2026.
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.
Your written objection must also be mailed to:
Counsel for Plaintiffs in the Davidson Action:

Stephen J. Oddo, Esq.
Robbins LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122

Defendants’ Counsel:

Daniel J. Kramer
Audra J. Soloway
Joshua J. Hill
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of The Americas
New York, NY 10019
Matthew D. Stachel
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1313 N. Market Street, Suite 806
Wilmington, Delaware 19801

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.
X.    HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Davidson Action at the Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the Circuit Court for the 15th Judicial Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at https://robbinsllp.com/category/settlements/.
If you have any questions about matters in this Notice, you may contact counsel for plaintiffs in the Davidson Action: Robbins LLP, Stephen J. Oddo, telephone: (619) 525-3990.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED:	October 6, 2026

BY ORDER OF THE COURT
CIRCUIT COURT OF THE 15TH JUDICIAL
CIRCUIT IN AND FOR PALM BEACH
COUNTY, FLORIDA

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